UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   June 20, 2012

TIME WARNER CABLE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33335	84-1496755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Columbus Circle, New York, New York 10023

(Address of principal executive offices)        (Zip Code)

Registrant’s telephone number, including area code: (212) 364-8200

                             Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

In connection with its offering of £650 million aggregate principal amount of 5.250% Notes due 2042 (the “Notes”), on June 20, 2012, Time Warner Cable Inc. (the “Company”) and Time Warner Entertainment Company, L.P. and TW NY Cable Holding Inc., each a subsidiary of the Company (collectively, the “Guarantors”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Barclays Bank PLC, Deutsche Bank AG, London Branch and The Royal Bank of Scotland plc, as representatives of the several underwriters. The Underwriting Agreement contains customary representations, covenants and indemnification provisions. The issuance and sale of the Notes is expected to close on June 27, 2012.

The offering of the Notes was registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-3 (File No. 333-173760) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on April 28, 2011. The terms of the Notes are described in the Company’s Prospectus dated April 28, 2011, as supplemented by a final Prospectus Supplement dated and filed with the Commission on June 20, 2012. A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference into this Report and the Registration Statement.

The Notes will be issued pursuant to an Indenture, dated as of April 9, 2007, as amended and supplemented (the “Indenture”), by and among the Company, the Guarantors and The Bank of New York Mellon, as trustee. The Indenture was previously described in, and included as an exhibit to, the Company’s Current Report on Form 8-K dated April 4, 2007, which was filed with the Commission on April 9, 2007.

Certain of the underwriters or their affiliates have performed and may, from time to time in the future, engage in transactions with or perform commercial and investment banking and advisory services for the Company and/or are lenders under the Company’s bank credit facility, for which they have received or will receive customary fees and expenses.

The Company expects to use the net proceeds from the issuance of the Notes for general corporate purposes, which may include the repayment of debt.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 20, 2012, among the Company, the Guarantors and Barclays Bank PLC, Deutsche Bank AG, London Branch and The Royal Bank of Scotland plc, on behalf of themselves and as representatives of the underwriters listed in Schedule II thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME WARNER CABLE INC.

By:	/s/ Marc Lawrence-Apfelbaum
	Name:	Marc Lawrence-Apfelbaum
	Title:	Executive Vice President, General Counsel and Secretary

Date: June 25, 2012

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 20, 2012, among the Company, the Guarantors and Barclays Bank PLC, Deutsche Bank AG, London Branch and The Royal Bank of Scotland plc, on behalf of themselves and as representatives of the underwriters listed in Schedule II thereto.